UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2006

ReliaStar Life Insurance Company of New York

(Exact name of registrant as specified in its charter)

New York

(State of Incorporation)

333-114338

(Commission File Number)

#53-0242530

(IRS Employer Identification Number)

1000 Woodbury Road, Suite 208, Woodbury, NY 11797

(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code      516-682-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

THIS FILING IS MADE IN ACCORDANCE WITH ITEM NO. 1.01 OF SECTION 1 OF FORM 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2006, ReliaStar Life Insurance Company of New York (“RLNY”) entered into a new, one-year unsecured reciprocal loan agreement with ING America Insurance Holdings, Inc. (“ING-AIH”), a Delaware corporation and indirect parent of RLNY (the “Agreement”). The Agreement replaced the reciprocal loan agreement dated February 22, 2005 between RLNY and ING-AIH that expired by its terms on February 21, 2006. The purpose of the Agreement is to facilitate the financing of the short term cash requirements of each party to the agreement by permitting each party to extend financing to, and borrow from, the other party. The Agreement provides that the maximum outstanding amount (including principal and accrued interest) that RLNY may borrow from ING-AIH or that ING-AIH may borrow from RLNY shall not exceed five percent (5%) of the admitted assets of RLNY as of December 31 of the applicable preceding year and as determined by New York Insurance Law Sections 107 (a)(3) and 1301. Interest on any borrowing under the Agreement will be charged at a rate based on the lowest quoted effective interest rate of U.S. commercial paper available for purchase with a term equivalent to the term of borrowing under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReliaStar Life Insurance Company of New York

(Registrant)

Date: February 22, 2006	/s/James A. Shuchart
James A. Shuchart